Exhibit 1.1

Valneva SE

[•] Ordinary Shares and

[•] American Depositary Shares, each representing two Ordinary Shares, nominal value €0.15 per share

Underwriting Agreement

[•], 2021

Goldman Sachs Bank Europe SE

Jefferies LLC

Jefferies International Limited

Jefferies GmbH

    As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs Bank Europe SE

Marienturm, Taunusanlage 9-10

60329 Frankfurt am Main

Germany

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

United States

c/o Jefferies International Limited

100 Bishopsgate

London EC2N 4JL

United Kingdom

c/o Jefferies GmbH

Bockenheimer Landstrasse 24

60323 Frankfurt am Main

Germany

Ladies and Gentlemen:

Valneva SE, a Societas Europaea incorporated under the laws of France (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the underwriters named in Schedule I-1 (the “US

Underwriters”) and in Schedule I-2 (the “European Underwriters”) hereto (together, the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of (i) [•] American Depositary Shares (the “Firm ADSs”) representing [•] Ordinary Shares, nominal value €0.15 per share (the “Ordinary Shares”) and (ii) [•] Ordinary Shares (the “Firm Shares”, and, together with the Firm ADSs, the “Firm Securities”). The Company also grants to the Underwriters acting severally and not jointly, the option described in Section 2 hereof to purchase, at the election of the Underwriters, (i) up to [•] additional American Depositary Shares representing [•] Ordinary Shares (the “Option ADSs”) and (ii) no Ordinary Shares (the “Option Shares”, and together with the Option ADSs, the “Option Securities”). The Firm ADSs and the Option ADSs are collectively called the “ADSs”, and the Firm Shares and the Option Shares are collectively called the “Shares”. Unless the context requires otherwise, each reference to the Firm ADSs, the Option ADSs or the ADSs herein also includes the Ordinary Shares underlying the ADSs (the “Underlying Shares”).

The Offered Securities will be issued by way of a capital increase without preferential rights for existing shareholders reserved to categories of investors under the provisions of Article L.225-138 of the French Commercial Code, pursuant to the 17th resolution of the Company’s combined general shareholders’ meeting held on June 23, 2021. Each prospective investor of Offered Securities shall have executed an investor letter in the form set forth as Exhibit A or Exhibit B hereto, as applicable.

Goldman Sachs Bank Europe SE (“Goldman Sachs”) and Jefferies LLC (“Jefferies”) have agreed to act as representatives of the several Underwriters with respect to the U.S. Offering (as defined below) (in such capacity, together the “U.S. Representatives”), and Goldman Sachs, Jefferies International Limited and Jefferies GmbH have agreed to act as representatives of the several Underwriters with respect to the European Offering (as defined below) (in such capacity, together the “European Representatives”) in connection with the offering and sale of the Offered Securities. The U.S. Representatives and the European Representatives are collectively called the “Representatives.” The division of services between Jefferies International Limited and Jefferies GmbH shall be determined at Jefferies’ absolute discretion, whereby regulated services with respect to EU 27 countries and EU 27 investors shall be undertaken by Jefferies GmbH only. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires. It is understood that the obligations of the Underwriters contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of May 10, 2021 among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued thereunder by the Depositary and evidencing the ADSs. Each ADS represents the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement (the “Underlying Shares”).

The Company understands that the Underwriters propose to conduct a global offering of Ordinary Shares to specified categories of investors (the “Reserved Offering”)

comprised of (i) a public offering of Firm ADSs and Option ADSs, as the case may be, to be delivered in the form of ADSs in the United States, Canada and certain countries outside of Europe (the “U.S. Offering”) and (ii) a concurrent offering of Firm Shares [and Option Shares] outside of the United States and Canada, to institutional investors, including to “qualified investors” within the meaning of Article 2(e) of the Regulation 2017/1129/EU, as amended (the “Prospectus Regulation”) in France and other member states of the European Union (the “European Offering”).

The Company has prepared and filed with the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) a universal registration document filed with the AMF on April 9, 2021 under number D.21-0286 (the “URD”) as amended by the first amendment filed with the AMF on October [•], 2021 under number D.21-[•] (the “Amendment to the URD” and together with the URD, the “Universal Registration Document”).

The Company has also published (i) the press release announcing the availability of the Amendment to the URD dated [•], 2021 (the “Amendment Press Release”), (ii) the launch press release, in French and in English, announcing the main terms and conditions of the Reserved Offering dated [•] (the “Launch Press Release”) and (iii) the English language corporate presentation, dated [•], published on the Company’s website (the “Corporate Presentation” and together with the Universal Registration Document, the Amendment Press Release and the Launch Press Release, the “Disclosure Materials”).

All references in this Agreement to the Universal Registration Document shall be deemed to refer collectively to (i) the URD, when such reference is made as of a date or for a period at which or during which the Amendment to the URD has not yet been filed with the AMF, and (ii) after such filing, to the URD and the Amendment to the URD, taken together.

“Pricing Press Release” means the press release, in French and in English, to be issued by the Company immediately after the execution of this Agreement and announcing the results of the Offering including the pricing of the share capital increase (together with the Launch Press Release, the “Offering Press Releases”).

For the avoidance of doubt, all references in this Agreement to the Disclosure Materials shall be deemed to refer to the Universal Registration Document, the Amendment Press Release and the Corporate Presentation and, when published, the Offering Press Releases.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-255155) (the “Initial Registration Statement”) in respect of the ADSs has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendments thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement). In connection with the filing of the Universal Registration Document, the Company has complied, to the AMF’s satisfaction, with all requests of the AMF for additional or supplemental information, if any. No order suspending the effectiveness of the Universal Registration Document has been issued by the AMF, nor has, to the Company’s knowledge, any challenge to the filing with the AMF or the use of the Universal Registration Document been filed with any court.

(c) For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (New York City time) on [•], 2021. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information. As of its date, the Disclosure Materials did not, and, as amended or supplemented, as of the date of any such amendment or supplement, will not at any Time of Delivery, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) The Registration Statement, at the time it was declared effective, conformed, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, as of the date of the Prospectus or such amendment or supplement, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (for the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information. The Disclosure Materials will contain the necessary information which is material to an investor for making an informed assessment of the assets and liabilities, profit and losses, financial position, and prospects of the Company and on the rights attached to the Ordinary Shares. The Universal Registration Document, the Amendment Press Releases and the Offering Press Releases conformed, conform and will conform, as appropriate, with the requirements set forth by applicable laws, including AMF regulations and the Prospectus Regulation. The information contained in the Disclosure Materials conforms or will conform in all material respects to the information contained in the Registration Statement, the F-6 Registration Statement (as defined below), the Pricing Prospectus and the Prospectus except for information included in the F-6 Registration Statement, the Pricing Prospectus or the Prospectus, or information included in the Registration Statement, the F-6 Registration Statement, the Pricing Prospectus or the Prospectus but not required to be included in the Universal Registration Document and the Offering Press Releases, in each case which is not material to the Company;

(e) A registration statement on Form F-6 (File No. 333-255301), as amended (the “F-6 Registration Statement”) in respect of the ADSs has been filed with the Commission; such registration statement in the form previously delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will confirm, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in each of the Pricing Prospectus and the Universal Registration Document, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in each of the Pricing Prospectus and the Universal Registration Document; and, since the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Universal Registration Document, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of options or the award, if any, of options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in each of the Pricing Prospectus and the Universal Registration Document or (ii) the issuance, if any, of shares upon conversion of Company securities as described in each of the Pricing Prospectus and the Universal Registration Document) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in each of the Pricing Prospectus and the Universal Registration Document, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the ADSs and of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus, the Prospectus and the Disclosure Materials;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Pricing Prospectus and the Universal Registration Document or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the

Company and its subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) The Company is duly constituted as a Societas Europaea incorporated under the laws of France and registered at the Nantes Trade and Companies Registry under the number 422 497 560. The Company exists validly, operates in all material respects in accordance with the laws and regulations that apply to it and has made all the filings, statements and registrations required by the competent authorities for the purpose of its activities. Each member of the Management Board (Directoire) and of the Supervisory Board (Conseil de Surveillance) and the Chairman of the Management Board and Chief Executive Officer (Président du Directoire et Directeur Général) and the Chairman of the Supervisory Board (Président du Conseil de Surveillance) have been lawfully appointed or elected and are validly in office in accordance with the law and, perform their respective duties in compliance with French law and the Company’s by-laws (statuts) and internal regulations;

(i) The Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the Pricing Prospectus, the Prospectus and the Universal Registration Document, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;

(j) With respect to the Company or to its subsidiaries (a) no application for the appointment of an ad hoc representative (mandataire ad hoc) has been made, (b) no application to enter into a safeguard procedure (procédure de sauvegarde) has been made, (c) no application to enter into an accelerated safeguard procedure (procédure de sauvegarde accelérée) has been made, (d) no application to enter into a conciliation procedure (procédure de conciliation) has been made, (e) no application for the transfer of whole of the business (cession totale de l’entreprise) has been made, (f) no notice of judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) or voluntary liquidation has been filed (g) no conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors has been made and (h) no proceedings under any applicable laws before a court having competent jurisdiction over the Company or such Subsidiaries which has analogous effect to any of the proceedings referred to in this paragraph 1(i) is commenced, threatened or pending;

(k) The Company confirms that the funds to come from the sale of the Shares will be used as described in the Pricing Prospectus, the Prospectus;

(l) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus under the heading “Capitalization” and in the Universal Registration Document under the heading “Montant du Capital Social” and in the Offering Press Releases; and all of the issued share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the ADSs and Ordinary Shares and preferred shares contained in each of the Pricing Disclosure Package, Prospectus and Disclosure Materials; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus, the Prospectus and the Universal Registration Document. The description of the Company’s incentive plans including (i) the share subscription warrants (bons de souscription d’actions), (ii) the stock-options, (iii) the free shares (actions gratuites) and (iv) the convertible preferred shares and the rights granted thereunder set forth in the Pricing Prospectus, the Prospectus and the Universal Registration Document, accurately and fairly present, in all material respects, the information required to be shown under applicable laws and regulations, with respect to such plans, arrangements, options and rights;

(m) The Shares have been duly and validly authorized, and will conform in all material respects to their description contained in the Pricing Disclosure Package, the Prospectus and the Disclosure Materials and the Deposit Agreement conforms in all material respects to its description in the Pricing Disclosure Package and the Prospectus; subject to the payment of the purchase price for each Underlying Share and the applicable issuing of a certificate acknowledging such payment by the transfer agent (certificat du dépositaire) in accordance with article L.225-146 of the French Commercial Code (Code de commerce) (the “Bank Certificate”), the Underlying Shares will be validly issued in accordance with Article L. 225-138 of the French Commercial Code and the 17th resolution of the Company’s combined general shareholders’ meeting held on June 23, 2021, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs. The Company shall take all necessary steps to have the Shares admitted to the transactions of Euroclear France, Clearstream Banking SA, a public limited company (Luxembourg) and Euroclear Bank SA/NV (collectively, “Euroclear”) and to have the Shares admitted to trading on the regulated market of Euronext Paris on each Time of Delivery, and no collateral, pledge, lien or other security will exist on any Shares, nor any third-party rights accorded by the Company;

(n) The holders of outstanding shares of the Company are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for the Shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in each of the Pricing Prospectus, the Prospectus and the Disclosure Materials, no options, warrants, preemptive rights, rights of first refusal or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of share capital of or ownership interests in the Company are outstanding. All the outstanding shares of the subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in each of the Pricing Prospectus, the Prospectus and the Disclosure Materials, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through the Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(o) Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and will be freely transferable by the Company to or for the account of the several Underwriters; and there are no restrictions on subsequent transfers of the Underlying Shares or the ADSs under the laws of France or the United States except as described in the Registration Statement, the Pricing Prospectus and the Prospectus. Persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(p) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this Offering;

(q) The Company has all requisite corporate power and authority to issue the ADSs and the Underlying Shares, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement. This Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company, and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company. The issuance of the Shares has been or will be validly authorized pursuant to the resolutions passed at the combined general shareholders’ meeting of the Company dated June 23, 2021 which has been properly convened and the appropriate decisions of the Management Board, the Supervisory Board and of the Chief Executive Officer (Directeur Général) of the Company, and all ceilings applicable to these authorizations have been respected. The Company has exercised all reasonable care to ensure that all the investors in the Reserved Offering belong to the category provided for by the 17th resolution of the combined general shareholders meeting of the Company held on June 23, 2021.

(r) The issue and sale of the ADSs and the Shares and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement, the Pricing Prospectus and the Disclosure Materials will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C), such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and deposit of the Underlying Shares with the Depositary against issuance of the ADSs and the issue and sale of the ADSs and the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Act, the approval by the AMF’s filing number on the Universal Registration Document and the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters in the manner contemplated herein;

(s) Neither the Company nor any of its subsidiaries is (i) in violation of its bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares and ADSs, under the captions “Material United States Federal Income and French Tax Considerations” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(u) Other than as set forth in each of the Pricing Prospectus and the Disclosure Materials, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(v) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) The Company was not classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2020, and it is not yet known whether the Company will be a PFIC for the taxable year that includes the offering and sale of the Offered Securities;

(x) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, (1) the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act and (2) the Company is a “foreign private issuer” as defined under Rule 405 under the Act;

(y) The audited consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in any preliminary prospectus, the Pricing Prospectus, the Prospectus, the Registration Statement and the Universal Registration Document present fairly in all material respects the financial condition, results of operations, changes in shareholder’s equity and cash flows of the Company as of the dates and for the periods indicated comply as to form in all material respects with the applicable accounting requirements of the Securities Act and French laws and regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved. Such financial statements as of and for the years ended December 31, 2020, 2019 and 2018 are in accordance with IFRS within the meaning of EC Regulation No. 1606/2002 of the European Parliament and of the council of 19 July 2002 as adopted from time to time by the European Commission in accordance with that Regulation and its interpretations promulgated by the IASB applied on a consistent basis throughout the periods involved (except as noted therein). Such interim condensed consolidated financial statements as of June 30, 2021 and 2020 have been prepared in accordance with IAS 34, the standard of IFRS as adopted by the European Commission applicable to interim financial statements. The selected financial data set forth under the caption “Summary Consolidated Financial Data” in any preliminary prospectus, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in any preliminary prospectus, the Prospectus and the Registration Statement, the information included therein.

(z) Deloitte & Associés and PricewaterhouseCoopers Audit, who have certified certain financial statements of the Company and its subsidiaries, included directly or incorporated by reference in the Pricing Prospectus, Prospectus and the Universal Registration Document, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder, by the AMF General Regulations, under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes” and the Public Company Accounting Oversight Board (“PCAOB”);

(aa) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(bb) Since the date of the latest audited financial statements included in each of the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(cc) [reserved]

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(ee) This Agreement has been duly authorized, executed and delivered by the Company;

(ff) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom, Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or any other applicable anti-bribery or anti-corruption law;

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la répression de la grande délinquance financière (OCRGDF) (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(hh) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the French Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (“Sanctioned Country”), and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions or with a Sanctioned Country, except where such activities or business are authorized by OFAC or other relevant sanctions authority or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(ii) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financing Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(jj) From the time of initial confidential submission of a registration statement relating to the ADSs with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(kk) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with in connection with the offering of the ADSs and the Shares;

(ll) No labor disturbance by or material dispute with current or former employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers or contractors. Further, the Company and its subsidiaries have not been subject to any adjustments or observations that would still be in progress by the labor inspectorate (Inspection du travail) or the French Social Security authorities (URSSAF). The Company and its subsidiaries comply with all the provisions applicable to each of them in their relations with their employees and their representatives, whether it be the law, the applicable collective bargaining agreement applicable in the sector, employment contracts, as well as customary practices, unilateral commitments, plan, and including, but not limited to, the provisions of Directive 2001/86 on employees’ involvement in the Company and their transposition into French law;

(mm) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are reasonable and as the Company reasonably believes is necessary for its business as conducted and as proposed to be conducted; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(nn) The Company and its subsidiaries and its and their respective directors, officers and employees, and to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and since January 1, 2019, have been, in material compliance with all applicable Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state or federal healthcare program. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusions law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), or the rules and regulations of any other national, federal, state or local governmental or regulatory body or authority. Since January 1, 2019, the Company and its subsidiaries have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company nor any of its subsidiaries has received any notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any similar regulatory authority, or any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any arbitrator or regulatory or governmental authority or third party alleging actual non-compliance by, or liability of, the Company or its subsidiaries under any Health Care Laws;

(oo) Each of the Company and its subsidiaries has possessed and currently possesses, and is in compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by governmental authorities, including, without limitation, all Licenses required by the FDA, or any component thereof, the National Institutes of Health (“NIH”) and/or by any other U.S., state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”). All Licenses are in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term or conditions of any License. Each of the Company and its subsidiaries has fulfilled and performed all of its respective obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Licenses and, to the Company’s knowledge, no Regulatory Agency has taken any action to limit, suspend or revoke any License possessed by the Company;

(pp) The pre-clinical studies and clinical trials conducted by or on behalf of the Company or its subsidiaries that are described in the Registration Statement, the Pricing Prospectus and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the pre-clinical studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries, and the results thereof, contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such pre-clinical studies and clinical trials, if any; the Company is not aware of any other pre-clinical studies or clinical trials, the results of which reasonably call into question the results described in the Registration Statement, the Pricing Prospectus and the Prospectus; and neither the Company nor any of its subsidiaries have received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any pre-clinical studies or clinical trials conducted by or on behalf of the Company or its subsidiaries;

(qq) Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees or directors, nor to the knowledge of the Company any of its or their respective agents or clinical investigators, has been excluded, suspended, disqualified or debarred from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, disqualification, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a or comparable foreign law;

(rr) Except in each case (a) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company owns or has valid, binding and enforceable licenses or other rights to practice and use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Pricing Prospectus and the Prospectus (collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the conduct of its and its subsidiaries’ respective business (including the development and commercialization of the product candidates described in the Pricing Prospectus and the Prospectus) has not and will not infringe or misappropriate any intellectual property rights of others; other than as disclosed in the Pricing Prospectus and the Prospectus, to the knowledge of the Company there are no rights of third parties to any of the intellectual property owned by the Company, and such intellectual property is owned by the Company free and clear of all material liens, security interests, or encumbrances; other than as disclosed in the Pricing Prospectus and the Prospectus, to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company included within the Company Intellectual Property are valid, enforceable and subsisting; to the Company’s knowledge, there is no infringement by third parties of any of the Company Intellectual Property; other than as disclosed in the Pricing Prospectus and the Prospectus, (i) neither the Company nor its subsidiaries, to the knowledge of the Company, is obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the Company or its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s product candidates, processes or intellectual property, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company’s Intellectual Property, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such action, suit, proceeding or claim, (v) the Company has not received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Company Intellectual Property, (vi) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the Pricing Prospectus and the Prospectus, in the current or proposed conduct of the business of the Company, do not currently, and will not upon commercialization infringe any right or valid patent claim of any third party, (vii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company, (ix) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company’s Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, and (x) the Company has taken reasonable measures to comply with the terms of each agreement pursuant to which the Company’s Intellectual Property has been licensed to the Company, and, to the Company’s knowledge, all such agreements are in full force and effect;

(ss) All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Registration Statement and the Prospectus as being owned by the Company and its Subsidiaries; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO or any other patent offices that were not disclosed to these offices and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(tt) (i) The Company and each of its subsidiaries have complied and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards by which the Company is legally or contractually bound, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, processing, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personally identifiable, household, sensitive, confidential, regulated data, or personal data as defined in Regulation No.2016/679 of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (“GDPR”) (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding an alleged non-compliance with any Data Security Obligation and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate that the Company is in violation of any Data Security Obligation; and (iii) to the knowledge of the Company, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation;

(uu) The Company and each of its subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have implemented reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such material Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach;

(vv) Any statistical, industry-related and market-related data included in the Pricing Prospectus, the Prospectus and the Universal Registration Document are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources, if required;

(ww) All tax returns of the Company and its subsidiaries required by law to be filed have been filed (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect) and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable French, United States federal, state or local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xx) The Company and each of its subsidiaries has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization in violation of applicable European Union or French laws or manipulation of the price of the ADSs and the Shares to facilitate the sale or resale of the Offered Securities. The Company has not taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The Company authorizes Goldman Sachs and Jefferies to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, as amended, with regard to regulatory technical standards for conditions applicable to buy-back programs and stabilization measures.

(yy) The Company has complied in all material respects with the applicable provisions of EU Regulation No 596/2014 of April 16, 2014, as amended, on market abuse, delegated EU regulations adopted thereunder and the equivalent French laws and regulations (the “Market Abuse Rules”) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance. Neither the allotment of the Offered Securities nor the sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement will cause or result in the violation of any material provision of the Market Abuse Rules, and no Company’s executive directors, board members and supervisory board members and to the knowledge of the Company, no officer, agent, or other person acting on behalf of the Company has done any act or engaged in any course of conduct constituting such violation.

(zz) The Company has full right, power and authority to execute and deliver the Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby has been duly and validly taken. The purchase and sale of the Shares pursuant to this Agreement are in the Company’s corporate interest and serving the Company’s corporate purpose (objet social) as set forth in the Company’s by-laws (statuts) or other constitutional documents and are an arm’s-length basis between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other.

(aaa) The Deposit Agreement was duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon the deposit of Shares in respect of the ADSs in accordance with the provisions of the Deposit Agreement, the ADSs, when issued, will be validly issued and fully paid, and upon issuance by the Depositary of the ADSs and ADRs evidencing the ADSs, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(bbb) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or any stock exchange authorities (hereinafter referred to as “Governmental Authorizations”) required for the deposit of Shares, and the issuance of ADSs in respect thereof and for the execution and delivery by the Company of this Agreement and the Deposit Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

(ccc) Except as described in the Pricing Prospectus and the Universal Registration Document, no approvals are currently required in France in order for the Company to pay dividends or other distributions declared by the Company to the holders of ADSs and Shares. Under current laws and regulations of France and any political subdivision thereof, any amount payable with respect to the ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of France, and no such payments made to the holders thereof or therein who are non-residents of France will be subject to income, withholding or other taxes under laws and regulations of France or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in France or any political subdivision or taxing authority thereof or therein;

(ddd) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Universal Registration Document, this Agreement or the ADSs and the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(eee) Any holder of the ADSs and of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the ADSs and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in France may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(fff) The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under French law and will be honored by French courts. The Company has the power to submit, and pursuant to Section 20 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of (i) the federal courts of the United States located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and the Company has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any Specified Court. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of French, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any French, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 20 of this Agreement and Section 7.6 of the Deposit Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene French law or public policy;

(ggg) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be enforceable against the Company by the courts of France, without reconsideration or reexamination of the merits provided it meets the conditions established by French case law, in particular that (i) the court having rendered the judgement is materially connected to the dispute, (ii) the judgement does not contravene French public policy, and (iii) the judgement is not tainted with fraud;

(hhh) The Company has no debt securities or preference shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission in Section 436(g)(2) of the Act);

(iii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement, the Prospectus and the Universal Registration Document and that is not so described in such documents and in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Universal Registration Document. There are no business relationships or related-party transactions, including conventions réglementées under Article L. 225-86 et seq. of the French Commercial Code, involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Prospectus, the Prospectus or the Universal Registration Document that have not been described as required;

(jjj) There are no contracts, arrangements or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required; and

(kkk) The Company and each director and officer of the Company, in their capacities as such, are in compliance, to the extent required, with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all rules and regulations promulgated thereunder applicable to, and the Company at such time, and is taking steps designed to ensure that it will be in compliance, at all times, with the other provisions of the Sarbanes-Oxley Act when they become applicable to the Company.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of $[•] the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and at a purchase price per Ordinary Share of €[•] corresponding to the purchase price per ADS based upon the exchange rate, as agreed between the Company and the Representatives, and exclusive of the commissions set forth in Section 4(e) hereof, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option ADSs and Option Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS and at the purchase price per Ordinary Share set forth in clause (a) of this Section 2 (provided that the purchase price per Option ADS and per Option Share shall be reduced by an amount per ADS and per Ordinary Share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs and on the Firm Shares but not payable neither on the Option ADSs nor on the Option Shares), that portion of the number of Option ADSs and Option Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional ADSs and fractional Ordinary Shares) determined by multiplying such number of Option Securities by a fraction, the numerator of which is the maximum number of Firm Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Firm Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Option Securities, at the purchase price per ADS or per Ordinary Share set forth in the paragraph above, for the sole purpose of covering sales of ADSs or Ordinary Shares in excess of the number of Firm ADSs or Firm Shares, provided that the purchase price per Option ADS or per Option Share shall be reduced by an amount per ADS or per Ordinary Share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs or Firm Shares but not payable on the Option Securities. Such election to purchase Option Securities may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The Representatives and the Company, by mutual consent, may determine that all or a portion of the Option Shares be delivered in the form of ADSs and that all or a portion of the Option ADSs be delivered as Ordinary Shares, and payment therefor shall be made in U.S. Dollars or Euros, as the case may be.

3. Upon the authorization by the Representatives of the release of the Firm ADSs and the Firm Shares, the several Underwriters propose to offer the Firm ADSs and the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus, the Prospectus and the Offering Press Releases.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Firm Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8(u) hereof, will be delivered at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York, 10018 (the “Closing Location”), and the Shares and ADSs will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c) As of each Time of Delivery, the Company shall have caused the Registrar to issue the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase, and, as the case may be, the additional capital increase, of the Company, and shall deliver two originals of such certificate to the Company. At least one full business day prior to the First Time of Delivery, the Company shall have taken all actions and provided the Registrar with all notices, documents, corporate authorizations or other instruments necessary or required to effectuate the issuance of the certificat du dépositaire referred herein.

(d) As of each Time of Delivery, immediately after issuing the certificat du dépositaire, the Company shall cause the Registrar to: (i) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Firm Shares (and, as the case may be, the Option Shares) and of the Underlying Shares corresponding to the Firm ADSs (and, as the case may be, the Option ADSs) and for credit thereof no later than such Time of Delivery in a securities account opened in the name and on behalf of the Company in the books of the Registrar; (ii) transfer and credit the Firm Shares (and, as the case may be, the Option Shares) to a securities account opened in the books of one of the Representatives. for purposes of settlement and delivery of the Offered Securities; and (iii) transfer the Underlying Shares corresponding to the Firm ADSs (and, as the case may be, the Option ADSs) to Citibank Europe plc, as custodian under the Deposit Agreement, for the account of the Depositary against issuance of ADRs evidencing ADSs in accordance with the Deposit Agreement. Delivery of the Offered ADSs and/or the ADRs evidencing Offered ADSs shall be made through the facilities of the Depository Trust Company (“DTC”) unless the applicable Representatives shall otherwise instruct. Prior to the First Time of Delivery, the Company shall have taken all actions and made all necessary filings with Euronext and Euroclear France, and with the Depositary and DTC, to facilitate the transfer of the Offered Shares through Euroclear France and the Offered ADSs through DTC. The ADRs evidencing the Offered ADSs shall be registered in such names and denominations as the applicable Representatives shall have requested at least one full business day prior to the applicable Time of Delivery.

(e) As compensation for the Underwriters’ commitments, the Company shall pay, or cause the Registrar to pay, to Goldman Sachs as Representative of the Underwriters for purposes of settlement and delivery of the Offered Securities, a commission equal to the sum of (a) the product of $[•] and the number of Firm ADSs (and/or Option ADSs, as the case may be) to be issued at the applicable Time of Delivery and (b) the product of €[•] and the number of Firm Shares (and/or Option Shares, as the case may be) to be issued at the applicable Time of Delivery. The aforementioned commissions shall be deducted from the gross proceeds payable to the Company as of the applicable Time of Delivery and shall be paid on such date by the Registrar to the Underwriters as soon as possible after issuance of the certificat du dépositaire pursuant to Section 4(c) hereof. The Company irrevocably agrees to such transfer.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the

Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to use reasonable commercial efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. The information contained in such amendment or supplement shall be made available, to the extent the Representatives reasonably determine that it is required by applicable French laws after consultation with the Company, to the public in France through a press release broadcasted pursuant to applicable AMF rules.

(d) To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the ADSs or the Underlying Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than the ADSs to be sold hereunder or pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the Representatives’ prior written consent; provided, however, that the restrictions in the foregoing sentence shall not apply to (a) the Ordinary Shares and ADSs to be sold hereunder; (b) Ordinary Shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, Ordinary Shares pursuant to any employee stock option plan, incentive plan, stock plan or otherwise in equity compensation arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (c) the grant of awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the Applicable Time and described in the Pricing Disclosure Package; (d) the filing of a registration statement on Form S-8 in connection with the registration of Ordinary Shares issuable under any employee equity-based compensation plan, incentive plan, stock plan, adopted and approved by the Company’s management board prior to the Applicable Time and described in the Pricing Disclosure Package; and (e) the issuance of up to 5% of the outstanding Ordinary Shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company of such entity; provided that each recipient of any Ordinary Shares issued or sold pursuant to clause (b), (c) or (e) above executes and delivers to the Representatives, prior to such issuance or sale (as the case may be), an agreement having substantially the same terms as the lock-up letters described in Section 8(s) of this Agreement.

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, other than as disclosed in the Amendment to the URD, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, changes in equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent that they are available on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR; to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(h) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the ADSs on the Nasdaq Global Market (“Nasdaq”) and, subject to Euronext notice of issuance, the Shares on Euronext in Paris (“Euronext”);

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) Upon written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) the last Time of Delivery; and

(n) To indemnify and hold harmless each Underwriter against any documentary, stamp, registration, transfer, issuance or similar tax (including, for the avoidance of doubt, financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts), including any interest and penalties, on (i) the creation, issuance, delivery and sale of the Offered Securities, the issuance of the ADSs, and the delivery of the Offered Securities to or for the account of the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof; (iii) the holding or transfer of the Offered Securities; (iv) the deposit of the Underlying Shares with the Depositary and the issuance and delivery of the ADRs evidencing the ADSs; or (v) the execution, delivery and performance of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future French taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication prepared or authorized by the Company made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iii) all reasonable and documented expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the ADSs on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that the aggregate amount of fees of counsel payable by the Company pursuant to subsections (iii) and, solely with respect to fees and disbursements for underwriters’ counsel, subsection (v), shall not exceed $35,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Goodwin Procter LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated as of such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Gide Loyrette Nouel A.A.R.P.I., French counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated as of such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Cooley LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated as of such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e) Hogan Lovells (Paris) LLP, French counsel for the Company, shall have furnished to the Representatives their written opinion, dated as of such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(f) Wolf, Greenfield & Sacks, P.C., intellectual property counsel for the Company, shall have furnished to you their written opinion with respect to certain intellectual property matters, dated such Time of Delivery, in form and substance satisfactory to you;

(g) Script IP Limited, intellectual property counsel for the Company, shall have furnished to you their written opinion with respect to certain intellectual property matters, dated such Time of Delivery, in form and substance satisfactory to you;

(h) Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(i) On the date hereof at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Representatives shall have received from Deloitte & Associés and PricewaterhouseCoopers Audit, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Representatives a letter or letters, dated the respective dates of delivery thereof, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to PCAOB Auditing Standard No. 6101, Letters for Underwriters and Certain Other Requesting Parties (or any successor bulletin), with respect to the audited and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and each Issuer Free Writing prospectus, if any.

(j) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Universal Registration Document any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Universal Registration Document, and (B) since the respective dates as of which information is given in the Pricing Prospectus and the Universal Registration Document there shall not have been any change in the share capital (other than as a result of the exercise, vesting or conversion, as applicable, of stock options, free ordinary shares, warrants, and preferred shares in the ordinary course of business pursuant to the Company’s equity plans and similar arrangements that are described in the Pricing Prospectus) or non-current borrowings of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in each of the Pricing Prospectus and the Universal Registration Document, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus, the Prospectus and the Offering Press Releases, the effect of which, in any such case described in clause (A) or (B), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs or the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus, the Prospectus and the Offering Press Releases;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either French, United States Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or France; (iv) the outbreak or escalation of hostilities involving the United States or France or the declaration by the United States or France of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in France, the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs or the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus, the Prospectus and the Offering Press Releases;

(l) As of each Time of Delivery the Representatives shall have received from Deloitte & Associés and PricewaterhouseCoopers Audit, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 8(i), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Time of Delivery, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(m) The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on Nasdaq and Euronext shall have published and the Company shall have received the notice of issuance and admission of the Ordinary Shares for trading on Euronext Paris;

(n) The Company shall have sent to Euroclear France a lettre comptable for the creation of the Shares;

(o) As of the First Time of Delivery, once it has received the funds corresponding to the subscription of the applicable Offered Securities and/or irrevocably pre-matched settlement instructions with Goldman Sachs, as a Representative of the Underwriters for purposes of settlement and delivery of the Offered Securities, as the case may be, the Registrar shall issue the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the Firm Securities (and, as the case may be, the Option Securities), and shall send a copy thereof to the Company and the Representatives;

(p) The Underwriters shall have received on or about two days prior to the Time of Delivery a signed investor letter substantially in the form of Exhibit A or Exhibit B, as applicable, from each prospective investor, and such letter shall be in full force and effect;

(q) The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADSs and ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADSs and ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(r) The AMF shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Ordinary Shares;

(s) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from directors and officers of the Company, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to the Representatives;

(t) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(u) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as the Representatives may reasonably request; and

(v) The Company shall have furnished or caused to be furnished to the Representatives on the date hereof at a time prior to the execution of this Agreement, and also at each Time of Delivery, a certificate of the principal financial officer of the Company certifying as to the accuracy of certain financial information contained in the Pricing Prospectus and the Prospectus.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Disclosure Materials, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Disclosure Materials, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Offering Press Releases, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Offering Press Releases, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the [•] paragraph under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any documented legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs and the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs and the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the ADSs or the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such ADSs or Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs or Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs or Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such ADSs, or the Company notifies the Representatives that it has so arranged for the purchase of such ADSs or Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs or Shares.

(b) If, after giving effect to any arrangements for the purchase of the ADSs or Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs or Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs or Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs or Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs or Shares which such Underwriter agreed to purchase hereunder) of the ADSs or Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs or Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs or Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs or Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Option ADSs or Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs and the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs or Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the ADSs or Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs or Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given on behalf of any Underwriter made or given by the Representatives on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs Bank Europe SE, Marienturm, Taunusanlage 9-10, 60329 Frankfurt am Main, Germany, Attention: Registration Department; Jefferies LLC, Jefferies International Limited and Jefferies GmbH, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs Bank Europe SE, Marienturm, Taunusanlage 9-10, 60329 Frankfurt am Main, Germany, Attention: Control Room; and Jefferies LLC, Jefferies International Limited and Jefferies GmbH, 520 Madison Avenue, New York, NY 10022. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs or Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. The Representatives and the Underwriters may provide their services through or in conjunction with one or more of their affiliates, and references in this Agreement to the “Representatives” and the “Underwriters” shall, save where the context otherwise requires, include any such affiliates.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company acknowledges and agrees that (i) the purchase and sale of the ADSs and the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.

20. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) France, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets, this Agreement or the Deposit Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Deposit Agreement to the fullest extent permitted by applicable law.

23. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

24. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

25. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

27. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Delegated Directive”) regarding the mutual responsibilities of manufacturers under the Product Governance requirements contained within: (a) MiFID II; (b) Articles 9 and 10 of the Delegated Directive; and (c) local implementing measures (the “Product Governance Rules”) (i) each manufacturer acknowledges to each other manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the eligible distribution channels for dissemination of the ADSs and the Shares, the related information set out in the Prospectus and in the Launch Press Release in connection with the ADSs and the Shares and the requirement to carry out a product approval process; and (ii) the Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the ADSs and the Shares by the manufacturers and the related information set out in the Prospectus and the Launch Press Release in connection with the ADSs and the Shares.

28. Agreement and Acknowledgement with respect to the Exercise of the Bail-in Power.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings between any Underwriter and any other party, each of the parties to this Agreement acknowledges and accepts that a BRRD Liability and/or UK Bail-in Liability arising under this Agreement may be subject to the exercise of Bail-in Powers and UK Bail-in Powers by the Relevant Resolution Authority and by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of the Bail-in Powers and/or UK Bail-in Powers by the Relevant Resolution Authority and/or the relevant UK resolution authority in relation to any BRRD Liability and/or UK Bail-in Liability of any BRRD Party and/or UK Bail-in Party to the Company, as applicable, under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(ii) the reduction of all, or a portion, of the BRRD Liability and/or UK Bail-in Liability or outstanding amounts due thereon;

(iii) the conversion of all, or a portion, of the BRRD Liability and/or UK Bail-in Liability into shares, other securities or other obligations of the relevant BRRD Party and UK Bail-in Party or another person and the issue to or conferral on the Note Parties, as applicable, of such shares, securities or obligations;

(iv) the cancellation of the BRRD Liability and/or UK Bail-in Liability;

(v) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(vi) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority and/or the relevant UK resolution authority, to give effect to the exercise of the Bail-in Power by the Relevant Resolution Authority and/or the relevant UK resolution authority.

(b) As used in this section:

(i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii) “Bail-in Powers” means any Bail-in Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms and amending Council Directive 82/891/EEC, and Directives 2001/24/EC, 2002/47/EC, 2004/25/EC, 2005/56/EC, 2007/36/EC, 2011/35/EU, 2012/30/EU and 2013/36/EU, and Regulations (EU) No 1093/2010 and (EU) No 648/2012, of the European Parliament and of the Council, as amended from time to time.

(iv) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v) “BRRD Party” means any party subject to Bail-in Powers.

(vi) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

(vii) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

(viii) “UK Bail-in Legislation” means Part 1 of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(ix) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(x) “UK Bail-in Party” means any party subject to UK Bail-in Powers.

(xi) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer, or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Valneva SE

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs Bank Europe SE

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

Jefferies International Limited

By:
Name:
Title:

Jefferies GmbH

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I-1

U.S. Underwriter	Total Number of Firm ADSs to be Purchased
Goldman Sachs Bank Europe SE
Jefferies LLC
Guggenheim Securities, LLC

Total

SCHEDULE I-2

European Underwriter	Total Number of Firm Shares to be Purchased
Goldman Sachs Bank Europe SE
Jefferies International Limited
Jefferies GmbH
Bryan, Garnier & Co.

Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [•].

(b) Additional Documents Incorporated by Reference:

[None.]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per ADS for the ADSs is $[•].

The number of ADSs purchased by the Underwriters is [•].

The public offering price per share for the Ordinary Shares is €[•].

The number of Ordinary Shares purchased by the Underwriters is [•].

(d) Written Testing-the-Waters Communications:

[None.]

ANNEX I

Form of Lock-up Agreement

Valneva SE

            , 2021

Goldman Sachs & Co. LLC

Jefferies LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

Re: Valneva SE—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Valneva SE, a Societates Europaeae incorporated under the laws of France (the “Company”), providing for a public offering of the ordinary shares, par value €0.15 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (the “ADSs”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Ordinary Shares in the form of ADSs (the “Offering”), and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning on the date of this Lock-Up Agreement and continuing to and including the date that is 90 days after the date set forth on the cover of the final prospectus (the “Prospectus”) used to sell the ADSs (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Ordinary Shares or ADSs of the Company, or any options or warrants to purchase any Ordinary Shares or ADSs of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares or ADSs of the Company (such options, warrants or other securities, collectively, “Derivative Instruments” and, together with the Ordinary Shares and ADSs, “Undersigned’s Securities”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Ordinary Shares or ADSs of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other ADSs the undersigned may purchase in the Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the undersigned’s Ordinary Shares or ADSs of the Company (and the foregoing restrictions shall not apply to such transfers or dispositions):

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(ii)

to any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

(iii)

by will or intestacy, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

(iv)

to the extent required in order to satisfy the exercise price and/or any income, employment tax withholding and remittance obligations upon the vesting or exercise of an option or other stock award (including free shares) granted under a stock incentive plan, free share plan or similar plan of the Company described in the Prospectus or received upon the conversion or exercise of any securities of the Company described in the Prospectus,

(v)	with the prior written consent of the Representatives on behalf of the Underwriters,

(vi)	acquired in the Offering, or in open market transactions following the Offering,

(vii)

as part of a distribution, transfer or disposition without consideration by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provided that the transferee agrees to be bound in writing by the restrictions set forth herein and provided further that there shall be no further transfer of such Ordinary Shares or ADSs except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value,

(viii)

in connection with the conversion or exercise of any Derivative Instruments into Ordinary Shares or ADSs, provided that such securities are described in the Prospectus and any such Ordinary Shares or ADSs received upon conversion or exercise shall be subject to the terms of this Lock-Up Agreement,

(ix)

to the Company pursuant to any contractual arrangement in effect on the date of this Lock-Up Agreement and described in the Prospectus that provides for the repurchase of the Undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Ordinary Shares or ADSs,

(x)

pursuant to a merger, consolidation, or other similar transaction approved by the Company’s board of directors and made with or offered to all holders of the Company’s Ordinary Shares or ADSs resulting in a change in the ownership of 90% of the voting capital stock of the Company that is made or offered after the Offering (a “Change of Control”), provided that, in the event that such Change of Control is not completed, the Undersigned’s Securities shall remain subject to the restrictions contained in this Lock-Up Agreement and title to the Undersigned’s Securities shall remain with the undersigned, and

(xi)

by operation of law, including pursuant to a domestic order or negotiated divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

In addition, with respect to clauses (i), (ii), (iii), (v), (vi), (viii), (ix) and (xi) above, it shall be a condition to such transfer that no filing under the Exchange Act or Article L. 621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) and Article 223-23 of the General Regulation of the French Market Authority (Autorité des Marchés Financiers, or “AMF”) or any other public filing or disclosure of such transfer by or on behalf of the undersigned reporting a reduction in beneficial ownership of the Undersigned’s Securities shall be required or voluntarily made during the Lock-Up Period (other than a required filing on Schedule 13G, Schedule 13G/A or Form 13F). With respect to clause (iv) above, any filing under the Exchange Act or applicable provisions of the

General Regulation of the AMF, if required to be made, shall clearly indicate in the footnotes thereto that the filing relates to satisfying the exercise price and/or income, employment tax withholding and remittance obligations upon the vesting or exercise of an option or other stock award. With respect to clause (viii) above, any filing under the Exchange Act or applicable provisions of the General Regulation of the AMF, if required to be made, shall clearly indicate in the footnotes thereto that the filing relates to the conversion of a convertible security into, or the exercise of any option or warrant for, the Ordinary Shares or ADSs, that no Ordinary Shares or ADSs were sold by the reporting person and that the Ordinary Shares or ADSs received upon such conversion or exercise are subject to a lock-up agreement. With respect to clause (ix) above, any filing under the Exchange Act or applicable provisions of the General Regulation of the AMF relating to such disposition shall clearly indicate in the footnotes thereto that the shares were repurchased or reacquired by the Company pursuant to such repurchase right.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (xi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Ordinary Shares and ADSs of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares and ADSs of the Company except in compliance with the foregoing restrictions.

In addition, the undersigned may enter into any plan designed to satisfy the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act (other than the entry into such a plan in such a manner as to allow the sale of shares of Ordinary Shares or ADSs, in each case, within the Lock-Up Period); provided, however that, no sale of shares of Ordinary Shares or ADSs may be made under such 10b5-1 Plan during the Lock-Up Period; provided further that to the extent a public announcement or filing under the Exchange Act or applicable provisions of the General Regulation of the AMF, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall clearly indicate in the footnotes thereto that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-Up Period.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and the related restrictions shall automatically terminate and become null and void upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing that they have or it has determined not to proceed with the Offering, (ii) the registration statement with respect to the Offering is withdrawn, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the payment for and delivery of the Ordinary Shares or ADSs to be sold thereunder and (iv) December 31, 2021, in the event the initial closing of the Ordinary Shares or ADSs to be sold under the Underwriting Agreement has not occurred prior to such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page intentionally blank]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

EXHIBIT A

[FORM OF INVESTOR LETTER]

American Depositary Shares

EXHIBIT B

[FORM OF INVESTOR LETTER]

Ordinary Shares